Exhibit 99.1

Contact:	Dennis Story	Terrie O’Hanlon
	Chief Financial Officer	Chief Marketing Officer
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7115	678-597-7120
	dstory@manh.com	tohanlon@manh.com
Manhattan Associates Reports Second Quarter
2008 Revenue and Earnings
Company Affirms Full Year Earnings Per Share Guidance
ATLANTA — July 22, 2008 — Leading supply chain optimization provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported second quarter 2008 Earnings Per Share (EPS) in line with guidance previously issued for the quarter and affirmed its Earnings Per Share guidance for the full year. Manhattan Associates’ second quarter GAAP diluted earnings per share were $0.37, a 16% increase over the second quarter of 2007 on revenue of $90.5 million, a 1% increase. On a non-GAAP basis, adjusted diluted earnings per share were $0.42, a 17% increase over the second quarter of 2007.
SECOND QUARTER FINANCIAL HIGHLIGHTS:
Summarized highlights of the 2008 second quarter results, as compared to the 2007 second quarter, follow:
•	Consolidated revenue increased 1% to $90.5 million. Currency changes positively affected revenue by one percent.
•	License revenue decreased 17%, to $19.4 million.

•	Services revenue totaled $62.3 million, increasing 12%.
•	GAAP Operating income decreased 3% to $13.3 million.

•	Operating income, on a non-GAAP basis, increased 1% to $15.5 million. Excluding the impact of currency changes, operating income on a non-GAAP basis decreased one percent.

•	GAAP diluted earnings per share increased 16% to $0.37 per share.

•	Adjusted diluted earnings per share, a non-GAAP measure, increased 17% to $0.42 per share.

•	Cash Flow from Operations was $21.0 million, with Days Sales Outstanding of 78 days.

•	Cash and Investments on hand at June 30, 2008 was $83.5 million.

•	The Company did not execute any share repurchases in the second quarter of 2008.

The Company has $12.6 million in remaining share repurchase authority.
YEAR-TO-DATE FINANCIAL HIGHLIGHTS:
Summarized highlights of the first six months of 2008, as compared to the first six months of 2007, follow:
•	Consolidated revenue increased 7% to $178.8 million. Excluding the impact of currency changes, revenue increased 5%.
•	License revenue was $37.7 million, a 1% increase.

•	Services revenue totaled $122.1 million, increasing 10%.
•	GAAP operating income increased 7% to $22.4 million. Excluding the impact of currency changes, GAAP operating income increased 8%.
•	On a non-GAAP basis, operating income increased 8% to $26.5 million. Excluding the impact of currency changes operating income on a non-GAAP basis increased 9%.
•	GAAP diluted earnings per share increased 29% to $0.66.
•	Adjusted diluted earnings per share, a non-GAAP measure, increased 31% to $0.77.
•	The Company repurchased 542,596 common shares during the first six months of 2008 totaling $12.4 million at an average share price of $22.76. All of these shares were repurchased in the first quarter of 2008.
“Given the challenges in the overall economy, I believe our second quarter financial results are solid,” said Pete Sinisgalli, president and chief executive officer of Manhattan Associates. “More important, by continuing to apply focus and discipline to our operating plans and by continuing to diligently execute on our customer commitments, we expect to deliver on our 2008 earnings per share guidance while enhancing our leadership position in the supply chain market,” he added.
Significant sales-related achievements during the quarter include:
•	New customers such as Baekgaard, LTD, Ballester Hermanos, Inc., Bay Valley Foods LLC, Benjamin Moore & Co., Bestin Supply Chain, C.R. England, Inc., Express Scripts, Inc., EXE c&t Co., Ltd, Foschini Retail Group (Pty) Ltd., LamRite West, Inc. (dba Darice, Inc.), Landair, Inc., LoginUral, LLC, Logolux, Mydin Mohamed Holdings Bhd, Samsung India Electronics Pvt Ltd, Shanghai Tingtong Logistics Co., Ltd., Sportmaster Ltd., and United Natural Foods, Inc.,

•	Expanding partnerships with existing customers such as Al-Azizia Panda United Inc., Archbrook Laguna LLC, Australian Pharmaceutical Industries Limited, C&S Wholesale Grocers, Copernica, Inc. DBA Amplifier, Donaldson Company, Inc., Grays (NSW) Pty Lt., O’Reilly Auto Parts, Pearl, Incorporated, Perfect 10 Satellite Distribution, Inc., Staples, Inc., UWT Logistics LLC, Shanghai Bertelsmann Industry Company Ltd., Sturm Foods, Inc., Volcom, Inc., and Warnaco, Inc.

•	Closing three contracts in the range of $1.0 million or more in recognized license revenue.
2008 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the third quarter and full year 2008. A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release.

	Fully Diluted EPS
	Per Share range		% Growth range
GAAP Earnings Per Share
Q3 2008 — diluted earnings per share	$0.29	$0.37	0%	28%
Full year 2008 — diluted earnings per share	$1.33	$1.39	18%	23%

Adjusted Earnings Per Share
Q3 2008 — diluted earnings per share	$0.34	$0.42	0%	24%
Full year 2008 — diluted earnings per share	$1.54	$1.60	18%	23%
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. These statements are forward-looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning September 15, 2008, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2008 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. During the Quiet Period, previously published expectations should be considered historical only, speaking only as of or prior to the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the third week of October 2008.
CONFERENCE CALL
The Company’s conference call regarding its second quarter financial results will be held at 4:30 p.m. Eastern Time on Tuesday, July 22, 2008 after the market closes. Investors are invited to listen to a live Web cast of the conference call through the investor relations section of Manhattan Associates’ Web site. To listen to the live Web cast, please go to the Web site at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.800.642.1687 in the U.S. and Canada, or +1.706.645.9291 outside the U.S., and entering the conference identification number 53423042, or via the Web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet broadcast will be available until Manhattan Associates’ third quarter 2008 earnings release.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. These measures are not in accordance with — or an alternative for — GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ understanding of its historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results. The Company consequently believes that the presentation of these non-GAAP financial measures provides investors with useful insight into its profitability exclusive of non-GAAP adjustments. This release should be read in conjunction with its Form 8-K earnings release filing for the quarter ended June 30, 2008.

The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized sales tax expense, and stock option expense under SFAS 123(R), all net of income tax effects. A reconciliation of the Company’s GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
The Company has also presented its revenue, operating income and adjusted operating income growth between periods excluding the effect of changes in exchange rates between the U.S. dollar and the functional currencies of its foreign subsidiaries. Certain information regarding the effect of currency exchange rate fluctuation on results is included in note 5 to the supplemental information attached to this release.
ABOUT MANHATTAN ASSOCIATES, INC.
Manhattan Associates continues to deliver on its 17-year heritage of providing global supply chain excellence to more than 1,200 customers worldwide that consider supply chain optimization core to their strategic market leadership. The company’s supply chain innovations include: Manhattan SCOPE™, a portfolio of software solutions and technology that leverages a Supply Chain Process Platform to help organizations optimize their supply chains from planning through execution; Manhattan ILS™, a portfolio of distribution management and transportation management solutions built on Microsoft® .NET technology; and Manhattan Carrier™, a suite of supply chain solutions specifically addressing the needs of the motor carrier industry. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Software license	$19,365	$23,398	37,677	37,151
Services	62,289	55,863	122,126	110,663
Hardware and other	8,836	10,368	19,011	20,005

Total Revenue	90,490	89,629	178,814	167,819

Costs and Expenses:
Cost of license	1,641	1,303	2,785	2,446
Cost of services	29,856	27,284	61,136	53,283
Cost of hardware and other	7,317	8,864	15,583	17,225
Research and development	11,711	12,278	24,365	23,429
Sales and marketing	14,676	14,491	28,248	27,098
General and administrative	8,867	8,383	17,938	16,529
Depreciation and amortization	3,158	3,354	6,406	6,855

Total costs and expenses	77,226	75,957	156,461	146,865

Operating income	13,264	13,672	22,353	20,954

Other income, net	650	298	2,951	1,390

Income before income taxes	13,914	13,970	25,304	22,344
Income tax provision	4,835	4,959	8,793	7,932

Net income	$9,079	$9,011	$16,511	$14,412

Basic earnings per share	$0.37	$0.34	$0.68	$0.53
Diluted earnings per share	$0.37	$0.32	$0.66	$0.51

Weighted average number of shares:
Basic	24,259	26,555	24,341	26,953
Diluted	24,826	27,761	24,833	28,149

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Operating income	$13,264	$13,672	$22,353	$20,954
Stock option expense (a)	1,372	1,130	2,676	2,251
Purchase amortization (b)	844	1,195	1,725	2,390
Sales tax recoveries (c)	—	(650)	(234)	(1,023)

Adjusted operating income (Non-GAAP)	$15,480	$15,347	$26,520	$24,572

Income tax provision	$4,835	$4,959	$8,793	$7,932
Stock option expense (a)	477	402	930	799
Purchase amortization (b)	293	424	599	848
Sales tax recoveries (c)	—	(231)	(81)	(363)

Adjusted income tax provision (Non-GAAP)	$5,605	$5,554	$10,241	$9,216

Net income	$9,079	$9,011	$16,511	$14,412
Stock option expense (a)	895	728	1,746	1,452
Purchase amortization (b)	551	771	1,126	1,542
Sales tax recoveries (c)	—	(419)	(153)	(660)

Adjusted Net income (Non-GAAP)	$10,525	$10,091	$19,230	$16,746

Diluted EPS	$0.37	$0.32	$0.66	$0.51
Stock option expense (a)	$0.04	$0.03	$0.07	$0.05
Purchase amortization (b)	$0.02	$0.03	$0.05	$0.05
Sales tax recoveries (c)	$—	$(0.02)	$(0.01)	$(0.02)

Adjusted Diluted EPS (Non-GAAP)	$0.42	$0.36	$0.77	$0.59

Fully Diluted Shares	24,826	27,761	24,833	28,149

(a)	SFAS 123(R) requires us to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three and six months ended June 30, 2008 and 2007:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Cost of services	$117	$110	$239	$213
Research and development	196	159	392	314
Sales and marketing	426	383	846	740
General and administrative	633	478	1,199	984

Total stock option expense	$1,372	$1,130	$2,676	$2,251

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2008	2007

ASSETS
Current Assets:
Cash and cash equivalents	$76,928	$44,675
Short term investments	—	17,904
Accounts receivable, net of allowance of $5,136 and $6,618 in 2008 and 2007, respectively	77,098	72,534
Deferred income taxes	6,642	6,602
Prepaid expenses and other current assets	8,297	8,646

Total current assets	168,965	150,361

Property and equipment, net	25,090	24,421
Long-term investments	6,532	10,193
Acquisition-related intangible assets, net	7,966	9,691
Goodwill, net	62,300	62,285
Deferred income taxes	9,845	9,846
Other assets	4,042	4,863

Total assets	$284,740	$271,660

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,974	$9,112
Accrued compensation and benefits	16,536	19,357
Accrued and other liabilities	12,224	10,040
Deferred revenue	34,572	31,817
Income taxes payable	9,903	8,156

Total current liabilities	82,209	78,482

Other non-current liabilities	7,848	7,473

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2008 or 2007	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 24,681,791 and 24,899,919 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	245	249
Additional paid-in capital	12,041	17,744
Retained earnings	181,700	165,189
Accumulated other comprehensive income	697	2,523

Total shareholders’ equity	194,683	185,705

Total liabilities and shareholders’ equity	$284,740	$271,660

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2008	2007
Operating activities:
Net income	$16,511	$14,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,406	6,855
Stock compensation	4,337	3,155
Loss/ (gain) on disposal of equipment	32	(3)
Tax benefit of stock awards exercised/vested	119	1,188
Excess tax deficiency from stock based compensation	(76)	(519)
Unrealized foreign currency gains	(1,292)	(52)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,840)	(9,439)
Other assets	1,126	2,321
Accounts payable, accrued and other liabilities	(193)	(4,633)
Income taxes	1,791	(65)
Deferred revenue	2,196	2,988

Net cash provided by operating activities	27,117	16,208

Investing activities:
Purchase of property and equipment	(5,560)	(6,467)
Net maturities of investments	21,533	45,239

Net cash provided by investing activities	15,973	38,772

Financing activities:
Purchase of common stock	(12,351)	(52,768)
Excess tax benefits from stock based compensation	76	519
Proceeds from issuance of common stock from options exercised	2,187	6,100

Net cash used in financing activities	(10,088)	(46,149)

Foreign currency impact on cash	(749)	923

Net change in cash and cash equivalents	32,253	9,754
Cash and cash equivalents at beginning of period	44,675	18,449

Cash and cash equivalents at end of period	$76,928	$28,203

Supplemental disclosures of cash flow information- noncash investing activity:
Tenant improvements funded by landlord	$—	$7,918

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
(in thousands, except per share amounts)
1. GAAP and Adjusted Earnings per share by quarter are as follows:

	2007				2008		2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD
GAAP Diluted EPS	$0.19	$0.32	$0.29	$0.33	$0.30	$0.37	$0.51	$0.66
Adjustments to GAAP:
Stock option expense	$0.03	$0.03	$0.03	$0.02	$0.03	$0.04	$0.05	$0.07
Purchase amortization	$0.03	$0.03	$0.03	$0.03	$0.02	$0.02	$0.05	$0.05
Sales tax recoveries	$(0.01)	$(0.02)	$(0.01)	$—	$(0.01)	$—	$(0.02)	$(0.01)

Adjusted Diluted EPS	$0.23	$0.36	$0.34	$0.37	$0.35	$0.42	$0.59	$0.77

2. Revenues and operating income (loss) by reportable segment are as follows:

	2007				2008		2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD
Revenue:
Americas	$68,446	$75,599	$69,850	$70,427	$72,129	$73,551	$144,045	$145,680
EMEA	5,844	9,809	10,463	10,733	12,028	11,961	15,653	23,989
APAC	3,900	4,221	4,276	3,833	4,167	4,978	8,121	9,145

	$78,190	$89,629	$84,589	$84,993	$88,324	$90,490	$167,819	$178,814

GAAP Operating Income (Loss):
Americas	$8,734	$12,338	$8,894	$10,334	$7,065	$10,643	$21,072	$17,708
EMEA	(1,321)	1,145	1,432	1,166	2,055	2,215	(176)	4,270
APAC	(131)	189	261	17	(31)	406	58	375

	$7,282	$13,672	$10,587	$11,517	$9,089	$13,264	$20,954	$22,353

Adjustments (pre-tax):
Americas:
Stock option expense	$1,082	$1,090	$1,184	$816	$1,267	$1,335	$2,172	$2,602
Purchase amortization	1,195	1,195	1,180	1,083	881	844	2,390	1,725
Sales tax recoveries	(373)	(650)	(269)	(146)	(234)	—	(1,023)	(234)

	$1,904	$1,635	$2,095	$1,753	$1,914	$2,179	$3,539	$4,093

EMEA:
Stock option expense	$39	$40	$40	$(17)	$37	$37	$79	$74

	$39	$40	$40	$(17)	$37	$37	$79	$74

Total Adjustments	$1,943	$1,675	$2,135	$1,736	$1,951	$2,216	$3,618	$4,167

Adjusted non-GAAP Operating Income (Loss):
Americas	$10,638	$13,973	$10,989	$12,087	$8,979	$12,822	$24,611	$21,801
EMEA	(1,282)	1,185	1,472	1,149	2,092	2,252	(97)	4,344
APAC	(131)	189	261	17	(31)	406	58	375

	$9,225	$15,347	$12,722	$13,253	$11,040	$15,480	$24,572	$26,520

3. Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows:

	2007				2008		2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD
Professional services	$38,831	$39,865	$41,488	$38,946	$41,718	$42,866	$78,696	$84,584
Customer support and software enhancements	15,969	15,998	16,949	18,107	18,119	19,423	31,967	37,542

Total services revenue	$54,800	$55,863	$58,437	$57,053	$59,837	$62,289	$110,663	$122,126

4. Hardware and other revenue includes the following items:

	2007				2008		2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD

Hardware revenue	$6,666	$7,270	$5,614	$5,661	$7,141	$5,428	$13,936	$12,569
Billed Travel	2,971	3,098	3,235	3,702	3,034	3,408	6,069	6,442

Total Hardware and other revenue	$9,637	$10,368	$8,849	$9,363	$10,175	$8,836	$20,005	$19,011

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
(in thousands, except per share amounts)
5. Impact of Currency Fluctuation
The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period:

	2007				2008		2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD

Revenue	$748	$992	$1,049	$1,231	$1,131	$1,189	$1,740	$2,320
Costs and Expenses	858	1,306	1,629	1,892	1,601	911	2,164	2,512

Operating Income	(110)	(314)	(580)	(661)	(470)	278	(424)	(192)
Foreign currency gains (losses) in other income	(22)	(602)	897	892	1,641	299	(624)	1,940

	$(132)	$(916)	$317	$231	$1,171	$577	$(1,048)	$1,748

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate:

	2007				2008		2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD

Operating Income	$(14)	$(443)	$(693)	(725)	(619)	59	$(457)	$(560)
Foreign currency gains (losses) in other income	(82)	(536)	(312)	(248)	94	385	(618)	479

Total impact of changes in the Indian Rupee	$(96)	(979)	$(1,005)	$(973)	$(525)	$444	$(1,075)	$(81)

6. Capital expenditures are as follows:

	2007				2008		2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	YTD	YTD

Capital expenditures	$2,956	$3,511	$1,467	$1,467	$2,716	$2,844	$6,467	$5,560

7. Stock Repurchase Activity
During 2008, we repurchased 542,596 shares of common stock totaling $12.4 million at an average price of $22.76. In 2007 for the full year, we repurchased 3.6 million shares of common stock totaling $100 million at an average price of $28.05.